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CONSENT OF INDEPENDENT OF ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "Registration Statement") of our report dated January 11, 2000 relating to the November 30, 1999 financial statements and financial highlights of Morgan Stanley Dean Witter Mid-Cap Equity Trust appearing in the November 30, 1999 Annual Report to Shareholders of Morgan Stanley Dean Witter Mid-Cap Equity Trust, which is also incorporated by reference in the Registration Statement. We also consent to the references to us under the heading "Financial Statements and Experts" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Independent Accountants" and "Experts" in that fund's Statement of Additional Information dated January 28, 2000 and to the reference to us under the heading "Financial Highlights" in that fund's Prospectus dated January 28, 2000 which are incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in the Proxy Statement and Prospectus of our report dated April 14, 1999 relating to February 28, 1999 financial statements and financial highlights of Morgan Stanley Dean Witter Mid-Cap Dividend Growth Securities appearing in the February 28, 1999 Annual Report to Shareholders of Morgan Stanley Dean Witter Mid-Cap Dividend Growth Securities, which is also incorporated by reference in the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Experts" in that fund's Statement of Additional Information dated June 30, 1999 and to the reference to us under the heading "Financial Highlights" in that fund's Prospectus dated June 30, 1999, which are incorporated by reference into the Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
February 8, 2000